EXHIBIT 21.1
 US SUBSIDIARIES:

Name of subsidiary	State of incorporation or organization	Name(s) under which subsidiary does business
31 W. 120 West Bartlett LLC	Illinois
Ace Auto Parts, Inc.	Oregon
California Towing & Storage, LLC	California
Copart Catastrophe Response Fleet LLC	Delaware
Copart Credit Acceptance Corp.	California
Copart-Dallas, Inc.	California
Copart-Houston, Inc.	California
Copart Investment Holdings LLC	Delaware
Copart Land Holdings, LLC	Connecticut
Copart Land Holding, L.L.C.	Maryland
Copart of Arizona, Inc.	Arizona	Copart, Copart Auto Auctions, Copart Dealer Services, 57 Storage
Copart of Arkansas, Inc.	Arkansas	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct, Copart Salvage Auto Auctions
Copart of Connecticut, Inc.	Connecticut	Copart, Copart Auto Auctions, CrashedToys, Copart Auto Auctions No. 143, Copart Salvage Auto Auctions, 1-800-Cash-For-Junk-Cars, CashForCars.com, Copart Dealer Services, Copart Direct, Replace My Car
Copart of Florida, Inc.	Florida
Copart of Houston, Inc.	Texas
Copart of Kansas, Inc.	Kansas	Copart
Copart of Louisiana, Inc.	Louisiana	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct
Copart of Missouri, Inc.	Missouri	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct
Copart of Oklahoma, Inc.	Oklahoma	Copart, Copart Auto Auctions, Copart Dealer Services, Copart Direct
Copart of Tennessee, Inc.	Tennessee	Copart, Copart Auto Auctions
Copart of Texas, Inc.	Texas	Copart, Copart Dealer Services, Copart Direct
Copart of Washington, Inc.	Washington	Copart, Copart Auto Auctions, Copart Salvage Auto Auctions, Copart Dealer Services, Copart Direct
CPRT Holdings LLC	Delaware
CPRT Land Holdings, Inc.	California
Crashed Toys L.L.C.	Iowa
CWH Services, LLC	Minnesota
Dallas Copart Salvage Auto Auctions Limited Partnership	Texas	Copart, Copart Auto Auctions, Copart Salvage Auto Auctions, CrashedToys, Copart Dealer Services, Copart Direct
Desert View Auto Repo, Inc.	California
Gulf Storage, Inc.	Louisiana
Houston Copart Salvage Auto Auctions Limited Partnership	Texas	Copart, Copart Auto Auctions, Copart Salvage Auto Auctions, CrashedToys, 1-800-Cash-For-Junk-Cars, CashForCars.com, Copart Dealer Services, Copart Direct
L & S Towing and Storage, LLC	Florida

Name of subsidiary	State of incorporation or organization	Name(s) under which subsidiary does business
Nazareth Church Road LLC	South Carolina
Motors Auction Group, Inc.	Delaware
QCSA Charity, LLC	Delaware
QCSA Equipment, Inc.	Iowa
QCSA/Madison LLC	Illinois
QCSA Minnesota, LLC	Minnesota
QCSA of Hammond, LLC	Indiana
QCSA of Indiana LLC	Indiana
QCSA/Springfield, Inc.	Illinois
Quad City Salvage Auction, Inc.	Iowa
Salvage Wholesale Auction Network, L.L.C.	Iowa
Storage Direct, LLC	Pennsylvania
Sun Valley Land, LLC	California
TDP West Palm Inc.	Florida	Copart
VB2, Inc.	Delaware
VRS Innovations LLC	Delaware

 NON-US SUBSIDIARIES:

Name of subsidiary	Jurisdiction of incorporation or organization	Name(s) under which subsidiary does business
Autoresiduos S.L.U.	Spain
Copart Autos España, S.L.U.	Spain
Copart Bahrain Auctions WLL	Bahrain
Copart Canada Inc.	Canada	Copart, Copart Auto Auctions
Copart Claims Handling Services Limited	United Kingdom
Copart Deutschland GmbH	Germany
Copart do Brasil Organização de Leilões Ltda.	Brazil
Copart Europe Limited	United Kingdom
Copart GCC GmbH	Switzerland
Copart India Private Limited	India
Copart Ltd	United Kingdom
Copart Montréal Inc.	Canada	Copart Auction, Berpa Auto Auction, GPS Secure Storage, Encan Copart, Encan D’Autos Berpa, GPS Entreposage Sécuritaire, Réseau Des Commerҫants Automobiles Accrédités Du Québec
Copart Muscat Auctions LLC	Oman
Copart (Tianjin) Auto Auction Co., Ltd.	China
Copart UAE Auctions LLC	United Arab Emirates
Copart UK Limited	United Kingdom
Copart Vehicle Auctions Ireland Limited	Ireland
Cornville Limited	United Kingdom
CPRT (Europe) Limited	United Kingdom
CPRT European Investments Limited	United Kingdom
CPRT GmbH	Germany
CPRT Holding Company Netherlands B.V.	Netherlands
CPRT LLP	United Kingdom
D Hales Limited	United Kingdom
TRAPOC GmbH	Germany
Trapoc Limited	United Kingdom
TRPC Limited	United Kingdom
Universal Salvage Auctions Ltd	United Kingdom
Universal Salvage Limited	United Kingdom
U-Pull-It Limited	United Kingdom
W.O.M. Service GmbH	Germany
WOM WreckOnlineMarket GmbH	Germany